UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 28, 2007

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On May 29, 2007, Forest Oil Corporation (“Forest”) announced the execution of two agreements pertaining to the sale of its Alaska business unit.   The agreements, which were executed on May 28, 2007,  include (i) a membership interest purchase agreement (the “Membership Purchase Agreement”) dated as of May 24, 2007, among Forest Alaska Holding LLC, as seller (“Forest Holding”), Forest Alaska Operating LLC (“Forest Alaska Operating” and together with Forest Holding, “Forest Alaska”), Forest for certain limited purposes, and Pacific Energy Resources Ltd., as buyer (“PERL”), and (ii) an asset sales agreement (the “Asset Sales Agreement”) dated as of May 24, 2007, between Forest and PERL.

Membership Purchase Agreement.  Pursuant to the terms and conditions of the Membership Purchase Agreement, Forest Holding will sell to PERL all of the outstanding membership interests in Forest Alaska Operating and PERL will purchase such membership interests, for a total cash purchase price of $420 million, subject to adjustment (the base purchase price, as adjusted, the “Purchase Price”).    Under the terms of the Membership Purchase Agreement, PERL will pay Forest Holding a deposit equal to $4.2 million.  Forest expects the closing to occur on or about June 30, 2007, subject to satisfaction or waiver of the closing conditions.  At the closing, the Purchase Price will be adjusted downward to reflect the payment of the cash deposit, upward by working capital at December 31, 2006 (agreed by the parties to equal approximately $18 million), downward if certain title or environmental defects exist, downward by $380 million to pay off Forest Alaska Operating debt under existing credit agreements (including a put premium that arises due to the transaction), upward by the amount of any equity contributions that Forest Holding or Forest make to Forest Alaska Operating, and upward or downward due to the apportionment of real and personal property taxes.  Following the closing, the Purchase Price will be further adjusted to reflect gas imbalances, as warranted. The effective date for the transaction is January 1, 2007.  Forest will continue to operate the oil and gas properties held by Forest Alaska Operating after the closing until such time as PERL receives the required approvals to operate.

Asset Sales Agreement.  Pursuant to the terms and conditions of the Asset Sales Agreement, Forest will sell to PERL substantially all of its remaining assets located in Alaska including, without limitation, oil and gas leases, and the associated lands, wells, contracts, equipment, easements, permits, seismic data, and all of Forest’s stock in the Cook Inlet Pipeline Company (collectively, the “Assets”).  The purchase price for the Assets consists of $10 million in cash and 5.5 million shares of PERL common stock (the cash and shares together, the “Purchase Price”).  Under the terms of the Asset Sales Agreement, PERL will pay Forest a deposit equal to $1 million.  The Purchase Price is subject to adjustment.  In the event PERL is not able to issue the shares as a result of an inability to obtain necessary approvals from the Toronto Stock Exchange, PERL will be required to pay Forest an additional cash amount that will be determined based on the trading price of PERL. The effective date for the sale of the Assets is January 1, 2007, and the Purchase Price will be adjusted to reflect activities between the effective date and the closing date.  Forest expects the closing to occur on or about June 30, 2007, subject to the closing of the transactions contemplated by the Membership Purchase Agreement and satisfaction or waiver of the other closing conditions.

If PERL is unable to close the Membership Purchase Agreement and the Asset Sales Agreement because PERL fails to obtain necessary acquisition financing, Forest’s sole remedy is the retention of the $5.2 million in deposits.

Each of the Membership Purchase Agreement and Asset Sales Agreement are attached to and incorporated in this Current Report on Form 8-K as exhibits 10.1 and 10.2, respectively.

Item 7.01.              Regulation FD Disclosure.

On May 29, 2007, Forest announced the sale of its Alaska assets for approximately $464 million.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure,” including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01.              Other Events.

On May 29, 2007, Forest announced the sale of its Alaska assets for approximately $464 million.  In addition, Forest announced that it is commencing a private placement offering to eligible purchasers, subject to market and other conditions, of an aggregate $500 million principal amount of senior notes due 2019 (the “Notes”).   Attached to and incorporated in this Current Report on Form 8-K are certain unaudited pro forma condensed consolidated financial statements and explanatory notes presenting how the financial statements of Forest may have appeared had certain transactions occurred as of March 31, 2007 (with respect to balance sheet information using currently available fair value information) or as of January 1, 2006 (with respect to statements of operation information), including the following: (i)  Forest’s pending merger with Houston Exploration and related transactions, including the proposed issuance of the Notes; and (ii)  the pending sale of Forest’s Alaska operations.

The Notes will not initially be registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.   The Notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

The foregoing materials are not a substitute for the registration statement that was filed with the SEC in connection with Forest’s proposed acquisition of The Houston Exploration Company (“Houston Exploration”), or the joint proxy statement/prospectus that was mailed to shareholders commencing on May 4, 2007.  Investors are urged to read the joint proxy statement/prospectus as it contains important information, including detailed risk factors.  The registration statement and other documents filed by Forest and Houston Exploration with the SEC are available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Forest Oil Corporation, 707 17th Street, Suite 3600, Denver, CO 80202, Attention: Investor Relations; or by directing a request to The Houston Exploration Company, 1100 Louisiana Street, Suite 2000, Houston, TX 77002, Attention: Investor Relations.

Forest, Houston Exploration and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the participants in the solicitation is set forth in the proxy statement/prospectus-information statement.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement dated as of May 24, 2007, among Forest Alaska Holding LLC, Forest Alaska Operating LLC, Forest Oil Corporation, and Pacific Energy Resources Ltd.

10.2	Asset Sales Agreement dated as of May 24, 2007, between Forest Oil Corporation and Pacific Energy Resources Ltd.

99.1	Press release dated May 29, 2007 entitled “Forest Oil Announces Sale of Alaska Assets for Approximately $464 Million.”

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements and Explanatory Notes as of March 31, 2007 or January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: May 30, 2007	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
10.1	Membership Interest Purchase Agreement dated as of May 24, 2007, among Forest Alaska Holding LLC, Forest Alaska Operating LLC, Forest Oil Corporation, and Pacific Energy Resources Ltd.

10.2	Asset Sales Agreement dated as of May 24, 2007, between Forest Oil Corporation and Pacific Energy Resources Ltd.

99.1	Press release dated May 29, 2007 entitled “Forest Oil Announces Sale of Alaska Assets for Approximately $464 Million.”

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements and Explanatory Notes as of March 31, 2007 or January 1, 2006.